Exhibit 10.18

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT is executed as of the last date written below by Scott A. Blum, an adult individual with an address at 65 Enterprise Aliso Viejo, CA 92656 (“Blum”) and Scott A. Blum Separate Property Trust U/D/T 8/2/95, a trust having an address at 65 Enterprise Aliso Viejo, CA 92656, by and through Scott A. Blum as trustee (the “Trust”) (Blum and the Trust are each individually referred to herein as a “Guarantor” and collectively as “Guarantors”), for the benefit of American Express Travel Related Services Company, Inc., a New York corporation with an address at 90 Hudson Street, Suite 6, Jersey City, NJ 07302 (“AmEx”).

BACKGROUND

WHEREAS, AmEx has agreed to provide certain credit accommodations to Buy.com, Inc, (the “Company”), all as more fully set forth in a certain Terms and Conditions For American Express Card Acceptance (the Company’s obligations thereunder, the “Original Obligations”); and

WHEREAS, in order to induce AmEx to extend such credit accommodations to the Company, Blum has agreed to execute and deliver, and the Trust has agreed to execute and deliver, this Guaranty and Suretyship Agreement (this “Guaranty”).

NOW, THEREFORE, incorporating the Background herein, and in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Guarantor hereby covenants and agrees as follows:

I. Guaranty. Each Guarantor hereby unconditionally guarantees to AmEx, its successors and assigns, and becomes surety for (a) the prompt payment of all sums due and owing to AmEx (or its successors and assigns) by the Company now existing or hereafter arising under the Original Obligations, and all costs and expenses incurred by AmEx (or its successors and assigns) in respect of the enforcement thereof, and (b) the prompt and complete compliance with and performance by each Guarantor of all its representations, warranties, covenants, agreements and other non-payment obligations to AmEx (or its successors and assigns) under this Guaranty (all of the matters referred to in parts (a) and (b) are hereinafter individually referred to as an “Guarantied Obligation” and collectively referred to as the “Guarantied Obligations”). Without limiting the generality of the foregoing, the Guarantied Obligations shall include the obligation to reimburse AmEx for any payment made to AmEx on the Guarantied Obligations or on the Original Obligations that is later determined to be a preference or preferential transfer in a valid proceeding commenced by or against the Company, or the Guarantors, under Title 11 of the United States Bankruptcy Code (or any similar or equivalent state statute) and as a result thereof is ordered refunded by AmEx by a court of competent jurisdiction and is so refunded.

II. Joint and Several Liability. Each Guarantor acknowledges and agrees that the Guarantied Obligations hereunder are joint and several liabilities of such Guarantors.

III. Limitation of Liability. Notwithstanding any other provision to the contrary herein or in applicable law, including without limitation the provisions allowing AmEx to commence multiple suits or pursue multiple remedies, the total liability of the Guarantors hereunder, in aggregate amount and regardless of source, shall be limited in amount to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) plus any expenses for which the Guarantors are liable under Section VII herein, and the total recovery by AmEx hereunder shall be limited to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) plus any expenses for which the Guarantors are liable under Section VII, regardless of whether such amounts are collected from one or both Guarantors under single or multiple remedies. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY HEREIN OR IN APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

IV. Guarantee of Payment. This is a guarantee of and surety for payment and performance, and not of collection. Each Guarantor acknowledges and agrees that all payments by such Guarantor hereunder shall be made in immediately available funds and in lawful money of the United States of America to AmEx at the office of AmEx set forth herein or at such other location as AmEx shall specify in written notice to such Guarantor. All payments by each Guarantor under this Guaranty shall be made by the Guarantor solely from such Guarantor’s own funds. Each and every default by either the Company or a Guarantor in the performance of the Original Obligations or the Guarantied Obligations shall be and give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

V. Guaranty Period. This Guaranty shall remain in full force and effect until the irrevocable payment in full of the Original Obligations and the Guarantied Obligations (“Guaranty period”). Notwithstanding the foregoing, each Guarantor may, with respect to such Guarantor, on not less than thirty (30) days written notice to AmEx, terminate this Guaranty with respect to the accrual of any future Guarantied Obligations hereunder. Each Guarantor acknowledges that the events described in the preceding sentence may constitute events of default under the Original Obligations.

VI. Performance. In the event that there occurs any Event of Default hereunder, then immediately following such Event of Default each Guarantor shall pay, comply with and perform such of the Guarantied Obligations as directed by AmEx, irrespective of whether the Guarantied Obligations directed by AmEx to be paid, complied with and performed by such Guarantor are those which give rise to the Event of Default.

VII. Indemnification. Each Guarantor shall fully indemnify and save AmEx harmless from and against any and all costs, suits, claims, losses and expenses (including reasonable attorneys’ fees and expenses) which AmEx may incur in enforcing this Guaranty after and directly relating to an Event of Default.

VIII. Set-Off. In the event that there occurs any Event of Default, each Guarantor hereby authorizes AmEx at any time or from time to time, without notice to either Guarantor or to any other person, to immediately set off and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by AmEx to or for the credit or the account of a Guarantor against the Guarantied Obligations.

IX. Waiver. Each Guarantor hereby waives any legal requirements that AmEx make any demand upon, or institute any action or proceedings at law or in equity against, the Company or any other person or entity in respect of any Original Obligation, or resort to or seek to realize upon any security held by AmEx against the Original Obligations, as a condition precedent to bringing an action against such Guarantor upon this Guaranty. In connection with any such action or proceeding, each Guarantor waives the right to any stay of execution. All remedies afforded to AmEx by reason of this Guaranty are separate and cumulative remedies and no one of such remedies, whether exercised by AmEx or not, shall be deemed to be an exclusion of any of the other remedies available to AmEx or limit or prejudice any other legal or equitable remedy which AmEx may have with respect to this Guaranty or otherwise.

X. No Release. The Guarantors shall not be released (a) by any act or circumstance which might, but for this section, be deemed a legal or equitable discharge of a surety, or (b) by reason of any waiver, extension, amendment, modification, forbearance or delay or other act or omission, of AmEx, or its failure to proceed promptly or otherwise, or (c) by reason of any action taken or omitted or circumstance in connection with the Original Obligations and/or Guarantied Obligations which might vary the risk or liability or affect the rights or remedies of the Guarantors, or (d) by reason of the alteration, extension, modification, release or cancellation of any of the terms, covenants and provisions contained in this Guaranty, or (e) by reason of any further dealings between AmEx and the Company, or (f) by the commencement, existence or completion of any proceeding against the Guarantors, the Company or otherwise related to the collection of the Original Obligations and/or the Guarantied Obligations, or (g) any release of any person or entity primarily or secondarily obligated for or with respect to any of the Original Obligations and/or the Guarantied Obligations. The Guarantor hereby expressly waives and surrenders any defenses to its liability hereunder based upon any of the foregoing acts, omissions, agreements or waivers of AmEx, it being the purpose and intent of the parties hereto that the obligations of the Guarantors hereunder are absolute and unconditional and without right of set off or deduction, provided that each Guarantor shall be entitled to assert as defenses to the Guarantied Obligations all defenses available to Company in respect of the Original Obligations. No release or waiver by AmEx of rights hereunder shall be effective unless in writing and signed by AmEx.

XI. Consent to Amendment. Each Guarantor irrevocably consents to the terms and conditions of, and waives any and all notice of, the creation, amendment, modification, renewal, extension or accrual of any of the Original Obligations or the Guarantied Obligations or of the reliance by AmEx upon this Guaranty; provided, however, that no creation, amendment, modification, renewal, extension or accrual of any of the Original Obligations or the Guarantied Obligations or any reliance by AmEx upon this Guaranty shall in any manner alter or affect the provisions of Section III herein. The Original Obligations, and each of them, shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Guaranty.

XII . Waiver of Notice. Each Guarantor hereby waives notice of acceptance of this Guaranty by AmEx and any rights of or to presentment, demand, protest, notice of protest and of dishonor, notices of default and all other notices relative to this Guaranty now or hereafter provided by any agreement of the Company, each Guarantor or AmEx or any statute or rule of law.

XIII. Waiver of Subrogation. Each Guarantor irrevocably waives, without any notice, each right of subrogation, indemnification, reimbursement or contribution, and each similar right, against Company heretofore or hereafter arising in connection with this Agreement or any of the Original Obligations until AmEx receives full and final payment of the Original Obligations.

XIV. Benefit to Guarantor. Each Guarantor hereby represents and acknowledges that the financial accommodations are and will be of direct interest, benefit and advantage to such Guarantor.

XV. Absolute and Unconditional Guaranty. This Guaranty shall be a continuing, absolute and unconditional guaranty regardless of the validity, regularity, enforceability or legality of (a) any of the Guarantied Obligations, (b) any collateral securing the Guarantied Obligations, (c) any guaranty with respect to the Guarantied Obligations, or (d) any term of any document evidencing or relating to any of the Guarantied Obligations. In the event that for any reason one or more of the provisions of this Guaranty or its application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality, or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

XVI.	Representations. Each Guarantor hereby represents and warrants to AmEx that on the date hereof:

(a) Such Guarantor has full right, power and authority to enter into and perform this Guaranty.

(b) The execution, delivery and performance by such Guarantor of this Guaranty has been duly authorized by all required action on the part of such Guarantor.

(c) This Guaranty has been duly authorized, executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms.

(d) The execution, delivery and performance by such Guarantor of this Guaranty does not and will not conflict with or constitute a breach or default under, (i) any material commitment, agreement or other instrument to which such Guarantor is a party or by which such Guarantor is bound, or (ii) any existing law, rule, regulation, ordinance, judgment, order, decree or other legal requirement to which such Guarantor is subject or by which any of its properties are bound; nor will the execution, delivery and performance by such Guarantor of this Guaranty result in the creation or imposition of any encumbrance of any nature whatsoever upon any of the properties of such Guarantor.

(e) There are no proceedings pending, or to the knowledge of such Guarantor threatened, against or affecting such Guarantor in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties or condition (financial or otherwise) of such Guarantor or the ability of such Guarantor to perform Guarantor’s obligations and undertakings under this Guaranty. Such Guarantor is not in default with respect to any material order of any court, governmental authority or arbitration board or tribunal.

(f) Neither the nature of such Guarantor nor any of Guarantor’s properties, nor any relationship between any of such persons and any other person, nor any circumstance in connection with the offer, issue, delivery or guaranty of the Guarantied Obligations is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of such Guarantor as a condition to the execution and delivery by such Guarantor of this Guaranty.

(g) AmEx has been provided with a Declaration of Trust for the Trust (the “Declaration of Trust”), together with any and all amendments or modifications thereto, a true, correct and complete copy of which is attached hereto as Exhibit “A,” and all parties that are required to execute and deliver this Guaranty under the Declaration of Trust have done so.

XVII. Covenants.

(a) Each Guarantor agrees to and shall notify AmEx immediately if the value of the assets held by the Trust are less than 125% of all debts (determine in accordance with GAAP) owed by the Trust to third parties, including AmEx.

(b) Each Guarantor agrees to and shall provide AmEx with a copy of any amendment or modification of the Declaration of Trust within five business days of the execution of said amendment or modification.

XVIII. Events of Default. The following shall each be an event of default (“Event of Default”) under this Guaranty:

(a) The Guarantors shall fail to immediately pay to AmEx any amount or perform any Guarantied Obligation under the terms of this Guaranty.

(b) Either Guarantor shall apply for or consent to the appointment of a receiver, trustee or liquidator of such Guarantor, or any of such Guarantor’s assets, admit in writing such Guarantor’s inability to pay debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an agreement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, law or statue, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by such Guarantor for the purpose of effecting any of the foregoing.

(c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of all or a substantial part of the assets of either Guarantor, or appointing a receiver, sequestrator, trustee or liquidator of either Guarantor or any such Guarantor’s property, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

(d) Either Guarantor experiences a material and adverse change in such Guarantor’s net worth.

(e) Any representation made herein proves to be materially false or misleading.

(f) Either Guarantor breaches any of his/its covenants or obligations (other than the Guarantied Obligations) set forth herein, and such default shall continue for five (5) days after notice thereof from AmEx.

XIX. Remedies. In addition to any rights granted hereunder, AmEx shall have all the rights and remedies granted by applicable law, all of which shall be cumulative and concurrent, and shall be in addition to every other such right or remedy.

XX. Notices. All notices required to be given to any of the parties hereunder shall be in writing, to such party at its address net forth below:

Blum:	Scott A. Blum
C/o Tom Ko, V.P.
ThinkTank LLC
65 Enterprise
Aliso Viejo, CA 92656

Trust:	Trustee,
Scott A. Blum Separate Property Trust
C/o Tom Ko, V.P.
ThinkTank LLC
65 Enterprise
Aliso Viejo, CA 92656

AmEx:	Jason Helpern, Esq.
AMERICAN EXPRESS TRS CO., INC.
200 Vesey Street
New York, NY 10285-4901

Such notice shall be deemed to be given when received if delivered personally or three days after the date mailed if sent by certified or registered mail or one business day after the date sent by reputable national overnight delivery service. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

XXI. Binding Effect. This Guaranty shall be binding upon each undersigned Guarantor, and upon such Guarantor’s successors and assigns, and shall inure to the benefit of AmEx and its successors and assigns. Each Guarantor is prohibited from assigning his/its rights and/or responsibilities hereunder, and any such attempted assignment shall be null and void ab initio. AmEx may assign this Guaranty to any third party without the prior consent of Guarantor in connection with an assignment of the Original Obligations; any other attempted assignment by AmEx shall be null and void ab initio.

XXII. Amendments. No modification of this Guaranty shall be effective unless in writing and signed by AmEx and such Guarantor.

XXIII. Governing Law. This Guaranty shall be construed, enforced, and interpreted under and according to the internal laws of the State of New York

XXIV. JURISDICTION. EACH GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING AGAINST SUCH GUARANTOR TO ENFORCE THIS GUARANTY MAY BE COMMENCED IN STATE OR FEDERAL COURT IN ANY COUNTY IN THE STATE OF NEW YORK.

XXV. WAIVER.

EACH GUARANTOR AND AMEX HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH GUARANTOR AND AMEX MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS GUARANTY OR (ii) THE GUARANTIED OBLIGATIONS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH GUARANTOR AND AMEX, AND EACH GUARANTOR AND AMEX HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH GUARANTOR FURTHER REPRESENTS THAT SUCH GUARANTOR HAS BEEN REPRESENTED BY COUNSEL IN THE SIGNING OF THIS GUARANTY.

XXVI. No Effect on Other Agreements. Each Guarantor and AmEx acknowledge that the other parties hereto may now have or later enter into business or financial relations or agreements with Company other than in connection with this Guaranty, the Original Obligations or agreements referenced or incorporated herein or therein and that this Guaranty shall have no effect on such relations or agreements except if and to the extent specifically referenced herein.

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IN WITNESS WHEREOF, each Guarantor and AmEx have caused this Guaranty to be executed and delivered as of the day and year last written below.

BLUM:

By:	/s/ Scott A. Blum	Date:	12/20/02
Scott A. Blum, individually

TRUST:

By:	/s/ Scott A. Blum	Date:	12/20/02
Scott A. Blum Separate Property Trust U/D/T 8/2/95, by and through Scott A. Blum as trustee
ACCEPTED AND AGREED: AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
By:	/s/ Robert S. Piccone	Date:	1/17/03
Name:	ROBERT S. PICCONE
Title:	DIRECTOR GLOBAL ES RISK MANAGEMENT

STATE OF Wyoming)
COUNTY OF Teton )

On this 20 day of DECEMBER, 2002, before me personally came Scott A. Blum, known to me to be the individual described in and who executed the foregoing Guaranty, and he duly acknowledged to me that he executed the same.

My commission expires 11-29, 2004.

(Seal/Stamp)
Notary Public

STATE OF Wyoming)
COUNTY OF Teton )

On this 20th day of DECEMBER, 2002, before me personally came Scott A. Blum, not individually but as Trustee of the Scott A. Blum Separate Property Trust U/D/T 8/2/95 (the “Trust”), known to me to be the individual described in and who executed the foregoing Guaranty, not individually but as Trustee of the Trust and he duly acknowledged to me that he executed the same.

My commission expires 11-29, 2004

(Seal/Stamp)
Notary Public

Exhibit A

Declaration of Trust for Scott A. Blum

Separate Property Trust, as amended